UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 18, 2007
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street Chicago, IL 60616 (312) 567-4000	1750 Tysons Boulevard Suite 1300 McLean, VA 22102 (703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 18, 2007, Alion Science and Technology Corporation (the “Registrant”) entered into an Employment Agreement (the “Agreement”) with Dr. Bahman Atefi, the Chairman and Chief Executive Officer of the Registrant (“Atefi”), pursuant to which the Registrant and Atefi agreed upon the terms of Atefi’s continued employment with the Registrant. Pursuant to the terms of the Agreement, the Registrant has agreed to continue to pay Atefi a base salary of not less than Five Hundred and Forty Thousand Dollars ($540,000) per year, subject to adjustments in the discretion of the Board of Directors of the Registrant.
A copy of the Agreement is attached to this current report on Form 8-K as Exhibit 10.85 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Agreement and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Agreement.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.85	Employment Agreement by and between Alion Science and Technology Corporation and Dr. Bahman Atefi.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 21, 2007

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:	/s/ James C. Fontana

Name:	James C. Fontana
Title:	Senior VP and General Counsel

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